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                                  EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The New Seeger Group:

As independent public accountants, we hereby consent to use of our report included in this registration statement and to the incorporation by reference of our report dated May 28, 1996 included in the Annual Report on Form 10-K of TransTechnology Corporation for the year ended March 31, 1997 and to all references to our Firm included in this registration statement.

                                 ARTHUR ANDERSEN

                                 Wirtschaftsprufungsgellschaft
                                 Steuerberatungsgesellschaft mbH

Laupenmuhlen
Wirtschaftsprufer
(certified auditor)

Eschborn/Frankfurt/M.
October 6, 1997